EXHIBIT 23.1

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                                                                    EXHIBIT 23.1







                          INDEPENDENT AUDITORS' CONSENT

Midland Capital Holdings

We consent to the incorporation by reference in this Registration Statement of Midland Capital Holdings Corporation on Form S-4 of our report dated August 4, 1997, appearing in the Annual Report on Form 10-KSB of Midland Federal Savings and Loan Association for the year ended June 30, 1997 relating to the consolidated statements of condition of Midland Federal Savings and Loan Association and subsidiaries as of June 30, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.




                                               /s/ COBITZ, VANDENBERG & FENNESSY
                                               ---------------------------------
                                                   COBITZ, VANDENBERG & FENNESSY

Hickory Hills, Illinois
June 15, 1998